Prudential Small Company Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						May 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                          Re: Prudential Small Company Fund, Inc. (the Fund)
                                File No. 811-03084


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Semi-Annual Report on Form N-SAR for Prudential Small Company Fund, Inc. for the semi-annual period ended March 31, 2003, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                            Very truly yours,



                                                          /s/ Maria G. Master
                                                            Maria G. Master
                                                              Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of May, 2003.







Prudential Small Company Fund, Inc.





Witness: /s/ Maria G. Master			By:/s/ Grace C. Torres
            Maria G. Master	  	      		Grace C.
Torres
            	Secretary		     		Treasurer





























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